UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

Amendment No. 2
to

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2004

Ebix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 East Golf Road, Schaumburg, Illinois		60173
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 789-3047

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Notes

In connection with a review by the Securities and Exchange Commission (the “SEC”) of the Company’s Registration Statement on Form S-3 (File No. 333-112616), the SEC has reviewed the Company’s Current Report on Form 8-K/A (Amendment No. 1) dated May 7, 2004 (the “May 2004 Form 8-K/A”) and other reports filed by the Company with the SEC. The SEC’s review of the Company’s filings has focused primarily on financial related disclosure. This Form 8-K/A (Amendment No. 2) has been filed in connection with the Company’s response to comments on the May 2004 Form 8-K/A and other filings raised by the SEC during its review process.

Please note that the information contained in this Form 8-K/A has not been updated to reflect events or developments occurring after May 7, 2004, the date the May 2004 Form 8-K/A was originally filed with the SEC and, accordingly, such information continues to speak as of such earlier date.

9.01                        Financial Statements, Pro Forma Financial Information and Exhibits.

(a)                                  Financial Statements of Business Acquired.

The appropriate financial statements of LifeLink are filed herewith as Annex A.

(b)                                 Pro Forma Financial Information.

The appropriate unaudited pro forma financial information of the Company is filed herewith as Annex B.

(c)                                  Exhibits.

Exhibit No.	Exhibit

2.1

Stock Purchase Agreement, dated February 23, 2004, by and among Ebix, Inc. and the shareholders of LifeLink Corporation (previously filed with the SEC on February 23, 2004 as Exhibit 2.1 to this current report on Form 8-K) *

2.2	Secured Promissory Note, dated February 23, 2004, issued by Ebix, Inc. (previously filed with the SEC on February 23, 2004 as Exhibit 2.2 to this current report on Form 8-K)
23	Consent of Niederhauser & Davis, LLC
99.1	Press Release of Ebix, Inc. dated February 23, 2004 (previously filed with the SEC on February 23, 2004 as Exhibit 99.1 to this current report on Form 8-K)

*                 The schedules and exhibits to the Stock Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.

ANNEX A

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of

LifeLink Corporation

We have audited the accompanying balance sheets of LifeLink Corporation as of December 31, 2003 and 2002, and the related statements of income and retained earnings and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LifeLink Corporation as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Niederhauser & Davis, LLC

Park City, Utah

February 7, 2004

LIFELINK CORPORATION

BALANCE SHEETS

December 31, 2003 and 2002

	2003	2002

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$464,235	262,492
Accounts receivable	743,270	749,860
Prepaid income taxes	36,857	—
Prepaid expenses	30,184	128,512
Total current assets	1,274,546	1,140,864

Furniture and equipment	383,995	324,114
Less accumulated depreciation	(254,850)	(181,928)
Net furniture and equipment	129,145	142,186

Note receivable from employee, less current portion	29,665	—
Accrued interest receivable	104	—
Deferred tax asset	186,514	111,946
Intangible assets, net	864,972	1,189,336

TOTAL ASSETS	$2,484,946	2,584,332

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:

Accounts payable	$10,437	4,875
Accrued compensation	78,922	64,296
Payroll taxes payable	287,641	—
Deferred revenue	543,852	652,776
Accrued interest payable	1,575	2,486
Payable to shareholder	—	24,000
Note payable, current portion	300,000	1,100,000
Income taxes payable	—	166,364
Total current liabilities	1,222,427	2,014,797

Long-term note payable, less current portion	400,000	—

Commitments and contingencies

SHAREHOLDERS’ EQUITY:
Preferred stock – no par value, 10,000,000 shares authorized, none issued or outstanding	—	—
Common stock – no par value, 50,000,000 shares authorized, 10,000,000 shares issued and outstanding	200,000	200,000
Retained earnings	662,519	369,535
Total shareholders’ equity	862,519	569,535

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,484,946	$2,584,332

See accompanying notes to financial statements.

LIFELINK CORPORATION

STATEMENTS OF INCOME AND RETAINED EARNINGS

Years ended December 31, 2003 and 2002

	2003	2002

Revenue	$5,333,725	4,348,215
Cost of revenue	1,643,603	1,398,858
Gross margin	3,690,122	2,949,357

OPERATING EXPENSES:
Research and development	898,960	566,038
Sales and marketing	361,166	295,274
General and administrative	1,922,771	1,507,194
Total operating expenses	3,182,897	2,368,506

Income from operations	507,225	580,851

OTHER INCOME (EXPENSE):
Loss on disposal of equipment	—	(3,726)
Interest income	3,785	6,008
Interest expense	(44,357)	(82,699)
Total other expense	(40,572)	(80,417)

Income before income taxes	466,653	500,434
Provision for income taxes	(173,669)	(183,391)

Net income	292,984	317,043

Retained earnings at beginning of year	369,535	52,492
Retained earnings at end of year	$662,519	369,535

See accompanying notes to financial statements.

LIFELINK CORPORATION

STATEMENTS OF CASH FLOWS

Years ended December 31, 2003 and 2002

	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$292,984	317,043
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	397,286	470,242
Loss on disposal of equipment	—	3,726
Deferred tax asset	(74,568)	(92,973)
Changes in operating assets and liabilities:
Accounts receivable	6,591	(343,788)
Prepaid income taxes	(36,857)	—
Prepaid expenses	98,328	(103,933)
Note receivable from employee	(29,665)	—
Accrued interest receivable	(104)	—
Accounts payable	5,561	(2,371)
Accrued compensation	14,626	(80,127)
Payroll taxes payable	287,641	—
Deferred revenue	(108,923)	185,690
Accrued interest payable	(911)	(1,212)
Payable to shareholder	(24,000)	24,000
Income taxes payable	(166,364)	124,829

Net cash provided by operating activities	661,625	501,126

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of computer equipment	(59,882)	(73,820)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal repayments of note payable	(400,000)	(400,000)

NET INCREASE IN CASH AND CASH EQUIVALENTS	201,743	27,306

Cash and cash equivalents at beginning of year	262,492	235,186
Cash and cash equivalents at end of year	$464,235	$262,492

Supplemental disclosure of cash flow information:
Income taxes paid	451,458	151,535
Interest paid	45,268	83,911

See accompanying notes to financial statements.

LIFELINK CORPORATION

NOTES TO FINANCIAL STATEMENTS

December 31, 2003 and 2002

1.                    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General – LifeLink Corporation (the Company) was incorporated in Utah on July 3, 2001.  The Company is engaged in the development and distribution of software and support for the insurance industry throughout the United States.

Cash and Cash Equivalents – The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.  The Company maintains its cash and cash equivalents in federally insured banks.  The Company’s deposits may at times exceed federal insurance limits.  The Company believes it is not exposed to any significant credit risk on cash.

Prepaid Expenses – Prepaid expenses consist primarily of prepaid marketing and trade show expenses, subscriptions and travel expenses.

Furniture and Equipment – Furniture and equipment are stated at cost, net of accumulated depreciation.  Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets.

Software Development Costs – Costs incurred for software development before technological feasibility is established are expensed as research and development expenses when incurred.  After establishment of technological feasibility and before a product is released to customers, software development costs are capitalized.  These costs have not been material and have been expensed as incurred.

Intangible Assets – Intangible assets include software and Internet technology, licenses to insurance databases, and customer lists and relationships, and are valued at the amount allocated in the business combination which occurred in 2001.  Intangible assets are being amortized over five years.  Amortization expense was $324,364 for each of the years ended December 31, 2003 and 2002.

Revenue Recognition – The Company derives its revenues from software licenses fees, subscriptions fees for its products, as well as related services and customer support.  The software is primarily used by insurance sales agent and companies to provide comparative data to evaluate various insurance policies.  Support includes telephone technical support, bug fixes and rights to unspecified upgrades on a when and if available basis.  Revenues are recognized only when evidence of an agreement exists, delivery has occurred, which includes end-users actually using the software, all significant obligations of the Company are satisfied, which includes completion of the set-up services evidenced by use of software by end-users, the fee is fixed and determinable, and collection is probable.  License fees and maintenance fees are generally billed monthly and recognized monthly over the life of the contract, typically one-year beginning when the product has been delivered and accepted by the client.  Subscription revenue is recognized ratably over the subscription period.  Revenue allocated to customer support is recognized on a straight-line basis over the period support is provided.  Set-up fees are not sold separately. The Company does not offer discounts.  Contract accounting is not used.  Customers do not have the right of return.  A customer can discontinue using the software, but no refunds are provided.

Income Taxes – The Company provides for income taxes on the asset and liability method, which requires recognition of deferred tax assets and liabilities based on differences between financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

Use of Estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Actual results could differ from those estimates.

2.                    NOTE RECEIVABLE

In April 2003 the Company made a loan to an employee for $32,000, with an interest rate of 3%, and principal and accrued interest due in April 2006.  The employee is required to pay against the note, one-half of any bonuses received, with the payment being first applied to accrued interest.  The employee made a voluntary payment of $2,900 in November 2003.  Because the amount of any bonus to be paid has not yet been determined, the entire balance of the note and accrued interest are shown as long-term on the balance sheet.

3.                    FURNITURE AND EQUIPMENT

Furniture and equipment consists of the following at December 31, 2003 and 2002:

	2003	2003
Computer equipment	$286,093	226,212
Furniture and fixtures	57,511	57,511
Office equipment	40,391	40,391
	383,995	324,114
Accumulated depreciation	(254,850)	(181,928)
	$129,145	142,186

4.                    NOTE PAYABLE

On November 26, 2001 the Company entered into a note payable with Zions First National Bank for $1,500,000, with a due date of May 15, 2003.  The interest rate was prime plus 1% (5.25% at December 31, 2002), payable monthly.  The note was collateralized by essentially all assets of the Company.  Principal payments were made against the note in 2002 and 2003, reducing it to $900,000.  In June 2003 the note was renewed and extended.  The interest rate is prime plus 0.5% (4.5% at December 31, 2003), payable monthly.  Three equal payments of $300,000 are due in June 2004, June 2005 and February 2006.  In October 2003 the Company made a principal payment of $200,000.  Although this payment reduces the balance of the note, the terms of the note specify that the regularly scheduled payment in June 2004 must still be made.  The note is secured by the personal guarantee and personal assets of the holder of all of the Company’s common stock.

5.                    RELATED PARTY TRANSACTIONS

The Company leases its office facilities from an entity owned by the holder of all of the Company’s common stock.

During 2002 the Company received a reimbursement of $24,000 for expenses incurred before the business combination in 2001.  This reimbursement rightfully belongs to the shareholder of the Company and is shown as a payable to shareholder on the balance sheet at December 31, 2002.  It was paid during 2003.

The Company has an agreement under which sales commissions of $10,000 were paid in each of the years ended December 31, 2003 and 2002 to the father of the holder of all of the Company’s common stock.

6.                    LEASE COMMITMENTS

The Company leases its office facilities under an operating lease expiring on December 31, 2006, with a one-year renewal option.  Rent is increased 4% each year, beginning in 2003.  The lessor waived the 4% rent increase for 2003.  The lessor is a limited liability company owned by the holder of all of the Company’s outstanding common stock.  Future minimum lease payments required under the lease at December 31, 2003 are as follows:

Year Ending
2004	$142,771
2005	148,482
2006	154,421
Total minimum lease payments	$445,674

Total rent expense under the lease was $132,000 for each of the years ended December 31, 2003 and 2002.

7.                    INCOME TAXES

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  The Company’s deferred tax asset results primarily from the longer amortization life of intangible assets used for income tax purposes.

Income tax expense for the years ended December 31, 2003 and 2002, consist of the following:

	2003	2002
Current Federal income tax expense	$215,912	239,318
Current state income tax expense	32,325	37,046
Deferred Federal income tax benefit	(65,662)	(81,026)
Deferred state income tax benefit	(8,906)	(11,947)
	$173,669	183,391

8.                    EMPLOYEE BENEFIT PLAN

The Company has adopted a tax qualified employee savings and retirement plan (401(k) Plan) covering eligible employees.  Employees are eligible after one month of service and attainment of age 21.  The Plan allows employees to contribute up to 15 percent of their annual compensation, subject to maximum amounts allowable by law.  The Plan requires the Company to match 60 percent of the first 5 percent of the employee’s contributions.  The Company may also make additional discretionary contributions to the Plan.  The Company made matching contributions of $54,395 and $55,578 during the years ended December 31, 2003 and 2002, respectively.  The Company also made discretionary contributions of $47,830 and $43,564 during the years ended December 31, 2003 and 2002, respectively.

ANNEX B

The following unaudited pro forma condensed combining financial data are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of LifeLink Corporation and notes thereto included herein.

Ebix, Inc. and Subsidiaries

Unaudited Pro Forma Condensed

Combining Balance Sheet

December 31, 2003

(Dollar Amounts In thousands)

	Ebix, Inc.	LifeLink	Pro Forma Adjustments		Ebix, Inc./ LifeLink ProForma
ASSETS
Current assets:
Cash and cash equivalents	$7,915	$464	$(5,000	)(A)	$3,379
Accounts receivable, less allowances	1,787	743	—		2,530
Prepaid expenses	—	30	—		30
Prepaid income taxes	—	37	(37	)(G)	—
Other current assets	364	—	—		364
Total current assets	10,066	1,274	(5,037)		6,303
Property and equipment, net	1,353	129	—		1,482
Capitalized software, net	109	—	—		109
Goodwill	123	—	5,520	(D)	5,643
Note receivable from employee	—	30	(30	)(G)	—
Deferred tax asset	—	187	—		187
Intangibles	—	865	(865	)(C)	—
	—	—	3,851	(D)	3,851
Other assets	320	—	—		320
Total assets	$11,971	$2,485	$3,439		$17,895

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,778	$11	$70	(I)	$1,859
Accrued payroll and related benefits	1,287	367	—		1,654
Current portion of capital lease obligation	73	—	—		73
Deferred revenue	2,141	544	(65	)(E)
			(294	)(F)	2,326
Deposit liability	—	—	65	(E)	65
Note payable to former shareholder, current portion	—	—	500	(A)	500
Note payable, current portion	—	300	(300	)(G)	—
Total current liabilities	5,279	1,222	(24)		6,477

Long term note payable to former shareholder, less current portion	—	—	1,726	(A)	1,726
Liability for guarantee	—	—	2,700	(B)	2,700
Long term note payable, less current portion	—	400	(400	)(G)	—
Total liabilities	5,279	1,622	4,002		10,903

Stockholders’ equity:
Convertible Series D Preferred stock					—
Common stock, $.10 par value, 40,000,000 shares authorized	232	200	20	(A)
			(200	)(H)	252
Additional paid-in capital	88,706		(2,700	)(B)
			2,980	(A)	88,986
Deferred compensation	(436)				(436)
Accumulated deficit	(82,251)	663	(663	)(H)	(82,251)
Accumulated other comprehensive income	441				441
Total stockholders’ equity	6,692	863	(563)		6,992
Total liabilities and stockholders’ equity	$11,971	$2,485	$3,439		$17,895

See accompanying notes to unaudited pro forma condensed combining financial statements.

Ebix, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combining Statement of Income
For the Year Ending December 31, 2003

(In thousands, except per share amounts)

	Ebix, Inc.	LifeLink	Pro Forma Adjustments		Ebix, Inc./ LifeLink ProForma

Revenue:
Software	$1,498	—	—		$1,498
Services and other	12,935	5,334	(401	)(M)	17,868
Total revenue	14,433	5,334	(401)		19,366
Operating expenses:
Services and other costs	4,210	1,644	—		5,854
Product development	1,552	899	—		2,451
Sales and marketing	1,616	361	—		1,977
General and administrative	5,364	1,923	(324	)(J)
			661	(K)	7,624
Total operating expenses	12,742	4,827	337		17,906
Operating income	1,691	507	(738)		1,460
Interest income	78	4	—		82
Interest expense	(17)	(44)	(89	)(L)	(150)
Foreign exchange gain	13	—	—		13
Income before income taxes	1,765	467	(827)		1,405
Income tax provision	(96)	(174)	—		(270)
Net income	$1,669	$293	$(827)		$1,135

Basic earnings per common share	$0.73	—	—		$0.46
Diluted earnings per common share	$0.71	—	—		$0.45
Basic weighted average shares outstanding	2,294	—	200		2,494
Diluted weighted average shares outstanding	2,349	—	200		2,549

See accompanying notes to unaudited pro forma condensed combining financial statements.

Ebix, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Combining Financial Statements
(amounts in thousands)

1.              BASIS OF PRESENTATION

The unaudited pro forma condensed combining balance sheet as of December 31, 2003 gives effect to the acquisition of LifeLink Corporation (“LifeLink”) a privately-held Utah corporation, as if it occurred on that date.  The unaudited pro forma condensed combining statement of operations for the year ended December 31, 2003 gives effect to the acquisition of LifeLink as if it occurred on January 1, 2003.

Under the terms and conditions of the Stock Purchase Agreement, dated February 23, 2004, LifeLink became a wholly-owned subsidiary of Ebix, Inc. (“the Company”).  The Company acquired all of the assets of LifeLink for approximately $10,226.  The Company also incurred approximately $70 of direct expenses related to closing the LifeLink acquisition.  The Company funded the acquisition using available cash on hand as well as the issuance of stock and debt.

The assets acquired and liabilities assumed in this acquisition were recorded based on management’s best estimates of fair market value with any excess purchase price being allocated to goodwill and other intangible assets.  The preliminary purchase price allocation may be subject to further adjustments as the Company finalizes its allocation in accordance with accounting principles generally accepted in the United States of America.

2.              PRO FORMA ADJUSTMENTS TO THE BALANCE SHEET AND STATEMENT OF OPERATIONS

(A)       Reflects Ebix, Inc.’s purchase price of approximately $10,226 in cash, note and stock paid to LifeLink’s shareholder.

(B)         Reflects the adjustment reclassifying the guarantee of $2,700 relating to the 200,000 shares of common stock issued to the former owner. The terms of the common stock included a put option that would allow the shareholder to put the shares received from Ebix back to the Company for a cash settlement.  The reclass represents the value assigned the put option and the classification of the put option as a liability in accordance with EITF Topic D-98.

(C)         Reflects the reduction of the value of the pre-acquisition intangible assets of Lifelink to zero.

(D)        Reflects the establishment of goodwill in the amount of $5,520 and other intangible assets of $3,851.

(E)          Reflects the reclassification of deposits from deferred revenue to deposit liabilities.

(F)          Reflects the adjustment to deferred revenue acquired to its estimated fair value. The deferred revenue recognized represents the direct costs plus a 25% profit margin, which has been deemed a normal profit margin by the Company.

The pro-forma requirements of Article 11 of regulation S-X require that the Company assume the acquisition occurred as of the first dateof the period presented.  The pro-forma statement of operations is dated as of December 31, 2003, meaning the acquisition of Lifelink was assumed to occur on January 1, 2003.  If the acquisition had occurred on that date, the revenue recognized by Lifelink in 2003 would have reduced by any deferred revenue write-down that would have occurred under EITF 00-3 on January 1, 2003.  The Company assumed a fair value adjustment to deferred revenue at a rate similar to that experienced for purposes of compiling the December 31, 2003 pro forma balance sheet.

(G)         Reflects the elimination as part of the purchase price as this asset or liability was not assumed as part of the purchase price of the transaction and as such, the fair values of these assets or liabilities were deemed to be zero.

(H)        Reflects the elimination of LifeLink’s common stock and accumulated retained earnings.

(I)             Reflects the acquisition costs related to the LifeLink acquisition.

(J)            Reflects the elimination of the 2003 amortization expense related to LifeLink’s intangible assets from the 2001 business combination.

(K)        Reflects the assumed amortization of $661 during 2003 related to the establishment of intangible assets in connection with the acquisition.

(L)          Imputed interest related to note payable to former shareholder.

(M)     Reflects a reduction of revenue related to recording LifeLink’s deferred revenue to fair value at January 1, 2003 and subsequent recognition of adjusted deferred revenue.  The Company assumed a fair value adjustment to deferred revenue at a rate similar to that experienced for purposes of compiling the December 31, 2003 pro forma balance sheet.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 20, 2005

EBIX, INC.

By:	/s/ Richard J. Baum
Richard J. Baum
Executive Vice President —
Finance and Administration,
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
23	Consent of Niederhauser & Davis, LLC